UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51612
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300, The Woodlands, TX 77381
(Address of principal executive offices and Zip Code)

281-362-2787
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective October 18, 2007, we entered into an executive employment agreement with Reginald Denny and appointed Mr. Denny as our Chief Financial Officer. Under the terms of the executive employment agreement, Mr. Denny will receive an annual salary of $85,000, to be paid in accordance with our company’s usual payroll procedures. Pursuant to the executive employment agreement, Mr. Denny will also receive stock options to acquire up to 200,000 shares of our common stock at an exercise price of $1.70 per share, exercisable until October 18, 2012.

Item 3.02 Unregistered Sales of Equity Securities.

On October 18, 2007, we granted 200,000 stock options to Reginald Denny as our Chief Financial Officer. The options are exercisable at a price of $1.70 per share until October 18, 2012. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2007, John William Legg resigned as a director of our company. The remaining directors consist of Pierre Mulacek and Erich Hofer. We wish Mr. Legg well in his future endeavors.

On October 18, 2007, we appointed Reginald Denny as our Chief Financial Officer. Mr. Denny has extensive experience in the controller and senior management functions of companies in the oil and gas, manufacturing, services, retail and wholesale industries. Mr. Denny has managed the accounting, finance, inventory, audit, tax, human resources, banking relations, insurance, legal, planning, treasury, credit, forecasting and budgeting functions; reporting to federal and state regulatory agencies and keeping up with certified public accounting pronouncements. From January 2006 to present, Mr. Denny was an independent consultant performing the duties of a controller with several companies including Smithfield Bioenergy, Now Solutions, Softaire USA, and CBRE. From 1993 to 2005, Mr. Denny was the Chief Financial Officer and controller of Tesmec USA, Inc., an international company in the manufacture, service, assembly and sales of trenching machines for the oil and gas industry.

Mr. Denny received his BBA in Accounting, minor in Finance from the University of Houston and is a registered Certified Public Accountant in Texas.

Family Relationships

There are no family relationships with Reginald Denny and any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction with Mr. Denny, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Denny, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Item 7.01 Regulation FD

On October 19, 2007, our company issued a press release stating that Arkanova Development LLC, our wholly-owned subsidiary, spud the Griffin #1-33 test well on October 19, 2007 in Phillips County, Arkansas. Arkanova Development is planning to drill to 8,000 feet and test the Fayetteville Shale as well as investigate other potential targets including the Batesville, Moorefield, Boone, Chattanooga and Penters Formations. Cores will be taken and evaluated. Please see the press release attached to this current report on Form 8-K for further details regarding the press release.

Item 9.01. Financial Statements and Exhibits.

10.1	Executive Employment Agreement dated October 18, 2007 with Reginald Denny

10.2	Stock Option Agreement dated October 18, 2007 with Reginald Denny

99.1	Press Release dated October 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ Pierre Mulacek
Pierre Mulacek
Chief Executive Officer

Date: October 19, 2007